- --------------------------------------------------------------------------------
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities are not to be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.
- --------------------------------------------------------------------------------


                 SUBJECT TO COMPLETION, DATED            , 1996
- -------------------------------------------------------------------------------
                    P R O S P E C T U S   S U P P L E M E N T
                         (To Prospectus dated       , 19  )
- -------------------------------------------------------------------------------

                             $          (Approximate)
                       Asset Backed Securities Corporation
                                    Depositor
          Conduit Mortgage Pass-Through Certificates, [Class A], Series
$[Variable Rate] [ %] Class A-1 Certificates    $      % Class A-3 Certificates
$[Variable Rate] [ %] Class A-2 Certificates    $      % Class A-4 Certificates
                             ----------------------


     The [Class A] Certificates (the "Certificates") offered hereby evidence ownership interests in a trust to be created by Asset Backed Securities
Corporation, a Delaware corporation (the "Depositor"), on or about       , 199
(the "Trust"). The Trust property will consist of a pool of [conventional] [fixed rate] [mortgage loans and] [mortgage participation certificates, evidencing participation interests in such mortgage loans and meeting the requirements of the nationally recognized rating agency or agencies rating the [Class A] Certificates (collectively, the "Rating Agency") for a rating in one of the two highest rating categories of such Rating Agency] (the "Mortgage Loans") and certain related property to be conveyed to the Trust by the Depositor (the "Trust Fund"). The Mortgage Loans will be transferred to the Trust, pursuant to a
Pooling and Servicing Agreement (as defined herein), dated as of         , 199_
by the Depositor in exchange for the Certificates and are more fully described in the Prospectus Supplement and in the accompanying Prospectus.

                                                       (Continued on next page)


     See "Risk Factors" beginning on p.S-11 herein and on p.14 of the Prospectus for a discussion of certain factors that potential investors should consider in determining whether to invest in the Certificates.

     Prospective investors should consider the limitations discussed under "ERISA Considerations" herein and in the accompanying Prospectus.

     The Underwriter[s] [do[es] not] intend to make a secondary market for the [Class A] Certificates [but [is] [are] under no obligation to do so]. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue.

     The Depositor has elected to treat the Trust Fund as a Real Estate Mortgage Investment Conduit (a "REMIC"). See "Certain Federal Income Tax Consequences" in the Prospectus.

                             ----------------------

     THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF ASSET BACKED SECURITIES CORPORATION OR ANY AFFILIATE THEREOF, NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
      ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                         Final
                                        Scheduled     Price to                      Proceeds to the
                                      Distribution   Public (2)    Underwritng         Depositor
                   Interest Rate        Date (1)       Discount      (2)(3)
- -------------------------------------------------------------------------------------------------------
Per Class A-1           (4)                                %            %                  %
Certificate
- -------------------------------------------------------------------------------------------------------
Per Class A-2           (5)                                %            %                  %
Certificate
- -------------------------------------------------------------------------------------------------------
Per Class A-3                                              %            %                  %
Certificate
- -------------------------------------------------------------------------------------------------------
Per Class A-4                                              %            %                  %
Certificate
- -------------------------------------------------------------------------------------------------------
Total                                                      %            %                  %
========================================================================================================

(1) These dates are calculated assuming, among other things, that there are no prepayments and the Mortgage Loan characteristics are as described under "Description of the Trust Fund--The Mortgage Pool" herein.
(2)  Plus accrued interest, if any, at the applicable rate from     , 199 .
(3)  Before deduction of expenses payable by the Depositor estimated at $  .
(4)  The Class A-1 Certificates will bear interest at the per annum rate of    %
     through         , 19 , and thereafter at a variable per annum rate of   %
     above the arithmetic mean of the London interbank offered rates for [ ] month Eurodollar deposits ("LIBOR"), determined as set forth herein,
     subject to a maximum interest rate of     %.
(5)  The Class A-2 Certificates will bear interest at the per annum rate of    %
     through        , 19 , and thereafter at a variable per annum rate equal to
     [ % - ( x LIBOR), determined as set forth herein, subject to a minimum
     interest rate of       %.]

                             ----------------------

The Certificates are offered by the [several] Underwriter[s] when, as and if issued and accepted by the Underwriter[s] and subject to [its] [their] right to reject orders in whole or in part. It is expected that the Certificates, in definitive fully registered form, will be delivered to the offices of CS First Boston, New York, New York, on or about 199 .

                                 CS First Boston
- -------------------------------------------------------------------------------
             The date of this Prospectus Supplement is            ,19

(Continued from prior page)

          Interest on the Class A-1, Class A-2 and Class A-3 Certificates, at the rate of interest set forth above for each such Class, will be distributed [monthly] on each Distribution Date, commencing , 199 . Distributions of interest on the Class A-4 Certificates will commence after distributions in reduction of the Stated Principal Balance (as defined herein) of the Class A-3 Certificates have reduced the Stated Principal Balance of such Class to zero. Prior to that time, interest will accrue on the Class A-4 Certificates and the amount so accrued will be added to the Stated Principal Balance thereof on each Distribution Date. Distributions in reduction of Stated Principal Balance of the Certificates of each Class will be made on a pro rata basis among the Certificates of such Class, in the order of their respective Final Scheduled Distribution Dates (as defined herein), so that no distribution in reduction of the Stated Principal Balance of any Certificate will be made until the Stated Principal Balance of each Class of Certificates having a prior Final Scheduled Distribution Date has been reduced to zero.

          Scheduled distributions on the Mortgage Loans included in the Mortgage Pool, together with certain other funds, as set forth more fully herein, will be sufficient to make timely distributions of interest and distributions in reduction of Stated Principal Balance on the [Class A] Certificates and to reduce the Stated Principal Balance thereof to zero not later than the Final Scheduled Distribution Dates set forth herein. However, the actual final distribution on the [Class A] Certificates could occur significantly earlier than the Final Scheduled Distribution Dates set forth herein. The [Class A] Certificates will be subject to Special Distributions under the circumstances specified herein. [The Depositor intends to offer the Class B Certificates (as defined herein), which are not offered hereby, to sophisticated institutional investors in transactions not requiring registration under the Securities Act of 1933, as amended. The rights of the Class B Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the Class A Certificateholders to the extent described herein and in the Prospectus.]



     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE CERTIFICATES OFFERED HEREBY. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES OFFERED HEREBY MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                             ----------------------


     [IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKETMAKING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. THE UNDERWRITER MAY ALSO ACT AS AGENT IN SUCH TRANSACTIONS. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]

     UNTIL        , 19 , ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             ----------------------

                              AVAILABLE INFORMATION


     The Trust will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Trust can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).


                          REPORTS TO CERTIFICATEHOLDERS

- --------------------------------------------------------------------------------

     Monthly and annual unaudited reports containing information concerning the Mortgage Loans will be prepared by the Master Servicer and sent on behalf of the Trust to each registered holder of the Certificates. See "Description of the Certificates - Reports to Certificateholders" in the Prospectus.



                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. An "Index of Terms" is included at the end of this Prospectus Supplement. Capitalized terms used in this Prospectus Supplement and not defined shall have the meanings given in the Prospectus. References to percentages of the Mortgage Loans or to the principal balance of the Mortgage Loans in this Prospectus Supplement are to percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.



Securities Offered............        Conduit Mortgage Pass-Through
                                        Certificates, [Class A] Series __ (the
                                        "[Class A] Certificates").
                                        $[Variable] [%] Class A-1 Certificates.
                                        $[Variable][%] Class A-2 Certificates.
                                        $   % Class A-3 Certificates.
                                        $   % Class A-4 Certificates.

                                      [The Class A-1 and Class A-2
                                        Certificates are Variable Rate
                                        Certificates. The Class A-3 and Class
                                        A-4 Certificates are Fixed Interest Rate
                                        Certificates, as described herein.]

                                      [The Class A-4 Certificates are Compound
                                        Interest Certificates for the purposes
                                        of this Prospectus Supplement.]

                                      [The Class A Certificates represent, in
                                        the aggregate, an approximate    %
                                        undivided interest in the Trust Fund.
                                        The remaining approximate    % undivided
                                        interest in the Trust Fund is
                                        represented by the Class B Certificates, which are subordinated in certain respects to the Class A Certificates, as more fully described herein and in the Prospectus. [The Class B Certificates are not being offered hereby, and may be retained by the Depositor or sold by the Depositor at any time to one or more sophisticated institutional investors in privately negotiated transactions not requiring registration under the Securities Act of 1933, as amended (the "Securities Act").]]

Denominations and Record
  Dates.........................      The [Class A] Certificates will be
                                        issued in fully registered form in
                                        minimum denominations of $     And
                                        integral multiples of $      in excess
                                        of such amount. [The Record Date for
                                        each regular distribution on the [Class
                                        A] Certificates is the close of business
                                        on the [last] day of the [second] month
                                        immediately preceding the applicable
                                        Distribution Date.] [The Record Date for
                                        each regular distribution on the
                                        Variable Rate Certificates is the close
                                        of business      on the    th day of the
                                        month in which the applicable
                                        Distribution Date occurs. The Record
                                        Date for each regular distribution on
                                        the Fixed Rate Certificates is the close of business on the th day of the month immediately preceding the month in which the applicable Distribution Date occurs.]

Depositor.....................        Asset Backed Securities Corporation, a
                                        Delaware corporation (The "Depositor").

Seller........................        [ ]

Master Servicer...............               , A            corporation (the
                                        "Master Servicer")

Cut-off Date..................                    , 19 .

Delivery Date.................        On or about    ,19  .

Date..........................        The [____ day of each month] [each       ,
                                             , and        ], or, if such day is
                                        not a business day, the next succeeding
                                        business day.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Collection Period.............        [With respect to a Distribution Date,
                                        the period beginning on the day after
                                        the Due Date in the [month] [quarter]
                                        preceding the month in which such
                                        Distribution Date occurs and ending on
                                        the Due Date in the month in which such
                                        Distribution Date occurs.]

Due Date......................        [With respect to any Distribution Date
                                        and/or any Mortgage Loan, as the case
                                        may be, the first day of the [month]
                                        [quarter] in which such Distribution
                                        Date occurs, or if such first day is not a business day, the business day immediately following such first day.]

Interest Distributions........        [Interest will be distributed on each
                                        Distribution Date on the Stated
                                        Principal Balance (as defined herein) of
                                        the Certificates at the applicable rate
                                        of interest specified on the cover page
                                        hereof (the "Interest Rate") for the
                                        Class A-1, Class A-2 and Class A-3
                                        Certificates, commencing      , 19 .]
                                        [Interest will be distributed on the
                                        Class A-1 Certificates at the per annum
                                        rate of    % through      , 19 , and
                                        thereafter  at a variable per annum rate
                                        of    % above LIBOR, determined as set
                                        forth herein, subject to a maximum
                                        interest rate of    %. Interest will be
                                        distributed on the Class A-2
                                        Certificates at the per annum rate of
                                            % through      , 19 , and thereafter
                                        at a variable per annum rate equal to
                                            % - (     x LIBOR), determined as
                                        set forth herein, subject to a minimum
                                        interest rate of   %. Interest will be
                                        distributed on the Class A-3 and Class
                                        A-4 Certificates (the "Fixed Rate
                                        Certificates") at the respective per
                                        annum rates specified on the cover page
                                        hereof.] [Interest distributable on the
                                        Fixed Rate Certificates on each
                                        Distribution Date will accrue from the
                                        [first day of the month preceding the
                                        month in which the] prior Distribution
                                        Date occurred (or from      , 19   in
                                        the case of the first Distribution Date)
                                        through the last day of the month
                                        preceding the then current Distribution
                                        Date.] [Interest will accrue on the
                                        Variable Rate Certificates from the
                                        preceding Distribution Date (or from
                                                   , 19    in the case
                                        of the first Distribution Date)
                                        through the day preceding each
                                        Distribution Date. Interest will accrue
                                        on the Fixed Rate Certificates from the
                                        th day of the month preceding the month
                                        in which the prior Distribution Date
                                        occurred (or from         , 19   in the
                                        case of the first Distribution Date)
                                        through the    th day of the month
                                        preceding the month in which the
                                        current Distribution Date occurs.]
                                        Distributions of interest on the
                                        Class A-4 Certificates will commence
                                        after distributions in reduction of
                                        Stated Principal Balance of the Class
                                        A-3 Certificates have reduced the Stated
                                        Principal Balance of such Class to zero.
                                        Prior to that time, interest will accrue on the Class A-4 Certificates and the amount so accrued will be added to the Stated Principal Balance thereof on each Distribution Date. See "Description of the Certificates-Distributions of
                                        Interest" herein.

                                      [The distribution of interest on the Class
                                        A-3 Certificates (and the addition of
                                        accrued interest to the Stated Principal
                                        Balance of the Class A-4 Certificates
                                        prior to the reduction of the Stated
                                        Principal Balance of the Class A-3
                                        Certificates to zero) one month after
                                        the date to which interest accrues
                                        thereon and the calculation of accrued
                                        interest on such Certificates based on
                                        the assumption that distributions in
                                        reduction of Stated Principal Balance
                                        are made one month prior to the date on
                                        which such distributions actually are
                                        made will reduce the effective yield to
                                        the holders of the Class A-3
                                        Certificates from that which would be
                                        the case if interest distributable on
                                        such Certificates on a Distribution Date were to accrue to such Distribution Date. See "Description of the [Class A] Certificates-Distributions of Interest
                                        [on the Class A Certificates]" herein.]


Distributions in Reduction of         The Stated Principal Balance of a [Class
Stated Principal Balance......          A] Certificate at any time represents
                                        the maximum specified dollar amount
                                        (exclusive of interest at the related
                                        Interest Rate) to which the holder
                                        thereof is entitled from the cash flow
                                        on the Mortgage Loans comprising the
                                        Mortgage Pool and will decline to the
                                        extent distributions in reduction of
                                        Stated Principal Balance are received by such holder. The Initial Stated
                                        Principal Balance of each Class of
                                        Certificates is set forth on the cover
                                        of this Prospectus Supplement.
                                        Allocation of distributions in reduction of Stated Principal Balance will be made to the [Subc] [C]lasses of the [Class A]
                                        Certificates in the order of their
                                        respective Final Scheduled Distribution
                                        Dates, so that no distribution in
                                        reduction of Stated Principal

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                      Balance will be made to any [Subc]
                                        [C]lass of [Class A] Certificates until
                                        distributions in reduction of Stated
                                        Principal Balance made to each [Subc]
                                        [C]lass of [Class A] Certificates having a prior Final Scheduled Distribution Date have reduced the Stated Principal Balance of such [Subc] [C]lass to zero.

                                      Distributions in reduction of Stated
                                        Principal Balance on the [Class A]
                                        Certificates will be made on each
                                        Distribution Date on which such
                                        distributions are due in an aggregate
                                        amount equal to the sum of (i) the
                                        amount of interest accrued on the Class
                                        A-4 Certificates from the [first day of
                                        the month preceding the month in which
                                        the prior] Distribution Date occured (or
                                        from      , 19  in the case of the first
                                        Distribution Date) through the last day
                                        of the month preceding the then current
                                        Distribution Date but not then
                                        distributable (the "Accrual Distribution
                                        Amount"), (ii) the [Class A] Stated
                                        Principal Distribution Amount (as
                                        described below) [and (iii)    % of
                                        Excess Cash Flow (as defined herein), if any]. The [Class A] Stated Principal Distribution Amount with respect to a Distribution Date equals the amount, if any, by which the aggregate Stated Principal Balance of the [Class A] Certificates (before taking into account the amount of interest accrued on the Class A-4 Certificates to be added to the Stated Principal Balance thereof on such Distribution Date) exceeds the Asset Value, as defined herein, of the Mortgage Loans comprising the Mortgage Pool as of the Business Day prior to such Distribution Date. For purposes of determining the Stated Principal Distribution Amount, the Asset Value of the Mortgage Loans comprising the Mortgage Pool will be reduced by taking into account [the Senior Interest (as defined herein) in] all distributions of principal thereof (including prepayments) received or due to be received by the Trustee or its nominee during the period (a "Due Period") ending on the Business Day prior to such Distribution Date. See "Description of the [Class A]
                                        Certificates--Distributions in Reduction of Stated Principal Balance" herein.

Final Scheduled Distribution
Date..........................        Class A-1 Certificates          .

                                      Class A-2 Certificates          .

                                      Class A-3 Certificates          .

                                      Class A-4 Certificates          .

                                      The Final Scheduled Distribution Date for
                                        each [Subc][C]lass of [Class A]
                                        Certificates is the latest date on which
                                        the Stated Principal Balance of all the
                                        Certificates of such [Subc] [C]lass will
                                        have been reduced to zero, and is
                                        calculated by assuming, among other
                                        things, that [(i)] scheduled interest
                                        and principal payments (with no
                                        prepayments) on the Mortgage Loans
                                        comprising the Mortgage Pool are timely
                                        received [and (ii) such amounts are
                                        reinvested at an assumed reinvestment
                                        rate of   % annum from         , 19   to
                                                , 19   and    % per annum
                                        thereafter (the "Assumed Reinvestment
                                        Rate")]. Since the rate of distributions in reduction of Stated Principal Balance of each [Subc] [C]lass of [Class A] Certificates will depend on the rate of payment (including prepayments) on the principal of the Mortgage Loans, the actual final distribution of any [Subc] [C]lass of [Class A] Certificates could occur significantly earlier than its Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "Yield Considerations" herein.

[Special Distributions........        The [Class A] Certificates may receive
                                        special distributions in reduction of
                                        Stated Principal Balance ("Special
                                        Distributions") on the first day of any
                                        month, other than a month in which a
                                        Distribution Date occurs, if, as a
                                        result of principal prepayments on the
                                        Mortgage Loans comprising the Mortgage
                                        Pool and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the Pooling and Servicing Agreement, that interest requirements on

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                        any portion of the [Class A]
                                        Certificates would not be met. The
                                        amount of any such Special Distribution
                                        would not exceed the amount of
                                        distributions in reduction of Stated
                                        Principal Balance of the [Class A]
                                        Certificates that would otherwise be
                                        required to be made on the next
                                        Distribution Date. As a result, a
                                        Special Distribution on the [Class A]
                                        Certificates would not result in a
                                        distribution to [Class A]
                                        Certificateholders more than two months
                                        earlier than the Distribution Date on
                                        which such distribution would otherwise
                                        have been received. The [Class A]
                                        Certificates will be redeemable in the
                                        same priority and manner as
                                        distributions in reduction of Stated
                                        Principal Balance are made on a
                                        Distribution Date. See "Description of
                                        the [Class A] Certificates--Special
                                        Distributions" herein.

[Optional Termination.........        On any Distribution Date on or after the
                                        [later] of ____ or the date on which the Stated Principal Balance of the [Class A-3] Certificates has been reduced to zero, the Depositor will have the right to repurchase, in whole, but not in part, the Mortgage Loans comprising the Mortgage Pool. Additionally, on any Distribution Date on which the aggregate principal amount of the Mortgage Loans comprising the Mortgage Pool is less than [10%] of the aggregate principal amount of such Mortgage Loans as of the Cut-off Date, the Depositor will have the right to repurchase, in whole, but not in part, such Mortgage Loans. Any such repurchase will be made at a purchase price equal to [the aggregate principal amount of such Mortgage Loans plus accrued interest thereon to the last day of the month of such repurchase, together with the appraised value of any property acquired in respect of such Mortgage Loans]. Any such termination will be effected in compliance with the requirements of
                                        Section 860F(a) (iv) of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), so as to constitute a
                                        "qualifying liquidation" thereunder. The proceeds of any such repurchase will be treated as a distribution on the Mortgage Loans for purposes of distributions to the Certificateholders. In no event will the Trust continue beyond the expiration of 21 years from the death of the last survivor of the person named in the Pooling and Servicing Agreement.] See "Description of the [Class A] Certificates--Optional Termination" herein.]

Trust Fund....................        The Certificates evidence ownership
                                        interest in the Trust Fund, the assets
                                        of which will consist of the following:

A. Mortgage Pool..............        The Mortgage Pool will consist of
                                        [fixed-rate,] fully amortizing,
                                        [level-payment] mortgage loans [and
                                        mortgage participation certificates
                                        evidencing participation interests in
                                        such mortgage loans that meet the
                                        requirements of the nationally
                                        recognized rating agency or agencies
                                        rating the Certificates (collectively,
                                        the "Rating Agency") for a rating in one
                                        of the two highest rating categories of
                                        such Rating Agency] secured by mortgages
                                        on one- to four-family residential
                                        properties located in the states of
                                                 , and           (the "Mortgage
                                        Loans"). All Mortgage Loans will have
                                        original maturities of at least [15] but no more than [30] years. See
                                        "Description of the Trust Fund--The
                                        Mortgage Pool" herein.*

B. Certificate Account........        There will be deposited in an account (the
                                        "Certificate Account") to be established with the Trustee all distributions on or with respect to the Mortgage Loans comprising the Mortgage Pool, together with reinvestment income thereon [, the amount of cash initially deposited therein by the Depositor, and any amounts withdrawn from any Reserve Fund, GPM Fund or Buy-Down Fund (as described below)]. Funds on deposit in the Certificate Account will be available to make distributions in reduction of Stated Principal Balance and distributions of interest on the [Class A] Certificates on each Distribution Date. See "Description of the Trust Fund--Certificate Account" herein.

[C. Buy-Down Fund.............        The Depositor will deliver to the Trustee
                                        cash, a letter of credit or a guaranteed investment contract to fund the Buy-Down Fund for the [Class A] Certificates. The Assumed Reinvestment Rate for the Buy-Down Fund will be the same as that of the Certificate Account. The Trustee may withdraw excess funds in the Buy-Down Fund on any Distribution Date. See "Description of the Trust
                                        Fund--Buy-Down Fund" herein.]

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

[D. GPM Fund..................        The Depositor will deliver to the Trustee
                                        cash, a letter of credit or a guaranteed investment contract to fund the GPM Fund for the [Class A] Certificates. The Assumed Reinvestment Rate for the GPM Fund will be the same as that of the Certificate Account. The Trustee may withdraw excess funds in the GPM on any Distribution Date. See "Description of the Trust Fund--GPM Fund" herein.]


[E. Reinvestment
    Agreement............ ....        All amounts on deposit in the Certificate
                                        Account [and the GPM and Buy-Down Funds]
                                        will be reinvested with          by the
                                        Trustee pursuant to a guaranteed
                                        investment contract (the "Reinvestment
                                        Agreement") at a rate of    % per annum.
                                        See "Description of the Trust
                                        Fund--Reinvestment Agreement" herein.]

[F. Letter of Credit..........        The maximum liability of [ ] under an
                                        irrevocable standby letter of credit,
                                        for the Mortgage Pool (the "Letter of
                                        Credit"), net of unreimbursed payments
                                        thereunder, will be no more than [10%]
                                        of the initial aggregate principal
                                        balance of the Mortgage Pool (the
                                        "Letter of Credit Percentage"). The
                                        maximum amount available to be paid
                                        under the Letter of Credit will be
                                        determined in accordance with the
                                        Pooling and Servicing Agreement referred to herein. The duration of coverage and the amount and frequency of any reduction in coverage will be in compliance with the requirements for a rating in one of the two highest rating categories of the Rating Agency. The amount available under the Letter of Credit shall be reduced by the amount of unreimbursed payments thereunder. See "Description of the Certificates--Credit Support--The Letter of Credit" in the Prospectus.]

- --------------
* If the Series of Certificates offered pursuant to this Version C Prospectus Supplement evidences interest in manufactured housing conditional sales contracts and installment loan agreements ("Contracts"), the disclosure to be set forth will be substantially similar to the disclosure set forth in Version E under "Summary of Terms - Contract Pool."

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

[G. Pool Insurance Policy             [Neither the Certificates nor the Mortgage
                                        Loans will be insured or guaranteed by
                                        any governmental agency.] Subject to the limitations described herein, a pool insurance policy for certain of the Mortgage Loans (the "Pool Insurance Policy"), will cover losses due to default on such Mortgage Loans in an initial amount of not less than [5%] of the aggregate principal balance as of the first day of the month of the creation of the Trust (the "Cut-off Date") of all Mortgage Loans that are not covered as to their entire outstanding principal balance by primary policies of mortgage guaranty insurance. See "Description of the Trust Fund-The Pool Insurance Policy" herein. The Pool Insurance Policy will be subject to the limitations described under "Description of Insurance-the Pool Insurance Policy" in the Prospectus.]

[H. Hazard Insurance [and
    Special Hazard
    Insurance
    Policy]...................        All of the Mortgage Loans will be covered
                                        by standard hazard insurance policies
                                        insuring against losses due to various
                                        causes, including fire, lightning and
                                        windstorm. [An insurance policy (the
                                        "Special Hazard Insurance Policy") will
                                        cover losses with respect to the
                                        Mortgage Loans that result from certain
                                        other physical risks that are not
                                        otherwise insured against (including
                                        earthquakes and mudflows). The Special
                                        Hazard Insurance Policy will be limited
                                        in scope and will cover losses in an
                                        initial amount equal to the greater of
                                            % of the aggregate principal balance
                                        of the Mortgage Loans or times the
                                        unpaid principal balance of the largest
                                        Mortgage Loan.] Any hazard losses not
                                        covered by [either] standard hazard
                                        insurance policies [or the Special
                                        Hazard Insurance Policy] will not be
                                        insured against and [, to the extent
                                        that the amount available under the
                                        Letter of Credit or any alternative
                                        method of credit support is exhausted,]
                                        will be borne by the Certificateholders.
                                        See "Description of the Trust Fund--The
                                        Special Hazard Insurance Policy" herein.
                                        The hazard insurance policies [and the
                                        Special Hazard Insurance Policy] will be subject to the limitations described under "Description of Insurance--Hazard Insurance" and "--Special Hazard Insurance Policies"] in the Prospectus.

[I. Mortgagor Bankruptcy
          Bond................        The Depositor will obtain a bond or
                                        similar form of insurance coverage (the
                                        "Mortgagor Bankruptcy Bond"), providing
                                        coverage against losses that result from proceedings with respect to obligors under the Mortgage Loans (the
                                        "Mortgagor") under the federal
                                        Bankruptcy Code. See "Description of the
                                        Trust Fund--Mortgagor Bankruptcy Bond"
                                        herein and "Description of
                                        Insurance--The Mortgagor Bankruptcy
                                        Bond" in the Prospectus.]

[Class B Certificates.........        The rights of the Class B
                                        Certificateholders to receive
                                        distributions with respect to the
                                        Mortgage Loans are subordinated to the
                                        right of the Class A Certificateholders
                                        to receive such distributions to the
                                        extent of the Subordinated Amount
                                        described below. This subordination is
                                        intended to enhance the likelihood of
                                        regular receipt by Class A
                                        Certificateholders of the full amount of
                                        scheduled distributions of interest and
                                        distributions in reduction of Stated
                                        Principal Balance and to decrease the
                                        likelihood that the Class A
                                        Certificateholders will experience
                                        losses. The extent of such subordination
                                        (the "Subordinated Amount") will be
                                        determined as follows: on the Cut-off
                                        Date and on each anniversary of the
                                        Cut-off Date until    , the Subordinated
                                        Amount will equal   % of the original
                                        aggregate principal balance of the
                                        Mortgage Loans less the amount of
                                        "Aggregate Losses" (as defined in the
                                        Prospectus) since the Cut-off Date
                                        through the last day of the month
                                        preceding such anniversary date; from
                                        the th anniversary of the Cut-off Date
                                        onward, the Subordinated Amount will
                                        gradually decline in accordance with a
                                        schedule set forth in the Pooling and
                                        Servicing Agreement.]

[Reserve Fund.................        The protection afforded to the Class A
                                        Certificateholders from the
                                        subordination feature described above
                                        will be effected both by the
                                        preferential right of the Class A
                                        Certificateholders to receive current
                                        distributions with respect to the
                                        Mortgage Loans (to the extent of the
                                        Subordinated Amount) and by the
                                        establishment of a reserve (the "Reserve
                                        Fund"). The Reserve Fund is not

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                        included in the Trust Fund. The Reserve
                                        Fund will be created by the Depositor
                                        and shall be funded by the retention of
                                        all of the scheduled distributions of
                                        principal of the Mortgage Loans
                                        otherwise distributable to the Class B
                                        Certificateholders on each Distribution
                                        Date until the Reserve Fund reaches an
                                        amount (the "Required Reserve") that
                                        will equal    [; thereafter, the Reserve
                                        Fund must be maintained at the following
                                        levels:      ]. See "Description of the
                                        Certificates--Subordinated Certificates"
                                        and "--Reserve Fund" in the Prospectus.]

Certain Risk Factors..........        For a discussion of certain risk factors
                                        that should be considered in connection
                                        with an investment in the Certificates,
                                        including those relating to [describe
                                        risk factors specific to transaction],
                                        see "Risk Factors" herein.
Master Servicing and Servicing
  Agreements..................        The Depositor will enter into a Master
                                        Servicing Agreement with        , which
                                        will have entered into Servicing
                                        Agreements with various entities (each a "Servicer") with respect to the servicing of the Mortgage Loans. Among other things, the Servicers and the Master Servicer are obligated under certain circumstances to make advances with respect to the Mortgage Loans, to purchase any Mortgage Loans for which mortgage insurance coverage is denied on the grounds of fraud or misrepresentation and to purchase certain Mortgage Loans with respect to which a breach of a representation or warranty has occurred. The Depositor will assign to the Trustee its rights under the Master Servicing Agreement and the Servicing Agreements with respect to the Mortgage Loans.

Advances......................        Any Servicer of the Mortgage Loans (and
                                        the Master Servicer, with respect to
                                        each Mortgage Loan that it services
                                        directly and otherwise, to the extent
                                        the applicable Servicer does not do so)
                                        will be obligated to advance delinquent
                                        installments of principal and interest
                                        on the Mortgage Loans under certain
                                        circumstances. See "Description of the
                                        Certificates--Advances" in the
                                        Prospectus.

Substitution of Mortgage
 Loans........................        Within three months following the date of
                                        the issuance of the Certificates, the
                                        Depositor may deliver to the Trustee
                                        Mortgage Loans in substitution for any
                                        one or more of the Mortgage Loans
                                        initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in this Prospectus Supplement or in the Current Report on Form 8-K referred to herein. See "The Mortgage Pool-Substitution of Mortgage Loans" in the Prospectus.

Residual Certificates.........        Upon the issuance of the Certificates,
                                        [the Depositor will retain] an interest
                                        in the Mortgage Pool [that] will be
                                        represented by a class of certificates
                                        (the "Residual Certificates") that the
                                        Depositor will designate as "residual
                                        interests" under Section 860G(a)(2) of
                                        the Internal Revenue Code of 1986, as
                                        amended (the "Code"). The Residual
                                        Certificates will represent the right to receive distributions equal to % of the Excess Cash Flow, if any, with respect to each Distribution Date. The Residual Certificates are not being offered hereby. [The Depositor may, but need not, sell some or all of such Residual Certificates after the date of issuance of the Certificates to sophisticated institutional investors in transactions not requiring registration under the Securities Act of 1933, as amended.]

Trustee.......................                              (the "Trustee"). See
                                        "Description of the [Class A]
                                        Certificates-Trustee" herein.

Legal Investment..............        The [Class A] Certificates constitute
                                        "mortgage related securities" for
                                        purposes of the Secondary Mortgage
                                        Market Enhancement Act of 1984 (the
                                        "Enhancement Act"), and, as such, are
                                        legal investments for certain entities
                                        to the extent provided in the
                                        Enhancement Act. See "Legal Investment"
                                        in the Prospectus.
Certificate Rating............        It is a condition of issuance that the
                                        [Class A] Certificates be rated in one
                                        of the two highest rating categories of
                                        the Rating Agency prior to issuance. A

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                        security rating is not a recommendation
                                        to buy, sell or hold securities and may
                                        be subject to revision or withdrawal at
                                        any time by the assigning rating
                                        organization. A security rating does not address the frequency of prepayments or the possibility that Certificateholders might suffer a lower than anticipated yield. A security rating also does not represent any assessment of the yield to maturity that investors may experience. See "Risk Factors" herein and in the Prospectus, "Rating" herein, "Yield and Prepayment Considerations" herein and "Yield Considerations" in the
                                        Prospectus.

ERISA Limitations..............       See "ERISA Considerations" in the
                                        Prospectus.

Tax Aspects...................        The Depositor intends to make an Real
                                        Estate Mortgage Investment Conduit (a
                                        "REMIC"), pursuant to the Internal
                                        Revenue Code of 1986, as amended. [The
                                        Certificates other than the Residual
                                        Certificates (the "Regular
                                        Certificates") will be treated as
                                        regular interests in the REMIC and
                                        generally will be treated as debt
                                        instruments issued by the REMIC for
                                        federal income tax purposes. Certain
                                        Classes of the Regular Certificates may
                                        be issued with original issue discount.
                                        The prepayment assumption that will be
                                        used in determining the rate of accrual
                                        of any original issue discount on the
                                        Regular Certificates for federal income
                                        tax purposes (and whether such original
                                        issue discount is de minimis), and that
                                        may be used by a holder of a Regular
                                        Certificate to amortize premium, will be [ ]% of the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. The holders of the Residual Certificates will be subject to special federal income tax rules that may significantly reduce the after-tax yield of such Certificates. Further, significant restrictions apply to the transfer of the Residual Certificates. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.]

- --------------------------------------------------------------------------------

                                  RISK FACTORS

General

     The rate of distributions in reduction of the principal balance of any Subclass or Class of Certificates, the aggregate amount of distributions of principal and interest on any Subclass or Class of Certificates and the yield to maturity of any Subclass or Class of Certificates will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Fund and the amount and timing of Mortgagor defaults resulting in realized Losses. The rate of principal payments on the Mortgage Loans will, in turn, be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by Mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Depositor, the Master Servicer or any Unaffiliated Seller of Mortgage Loans as a result of certain breaches of representations and warranties and optional purchase by the Depositor of all of the Mortgage Loans in connection with the termination of the Trust Fund. See "Description of the Certificates - Termination; Repurchase of Mortgage Loans" herein and "The Trust Fund-Mortgage Loan Program-Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates-Assignment of Mortgage Loans; and - Termination" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.

     The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

     An investor that purchases any Certificates at a discount should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Certificates at a premium should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield.


     [Additional risk factors will be added, as appropriate, including, without limitation, (i) if an Interest Weighted Class of Certificates or a Principal Weighted Class of Certificates is being offered, a discussion of the risks associated with such Class, including any disproportionate share of credit or prepayment risks that such Class will bear, (ii) a discussion of the concentration of credit risk, if any, with respect to the Mortgage Loans due to, among other things, (w) a concentration of Mortgage Loans originated by one or a few dealers, (x) a single mortgagor or lessee or cross-default, cross-collateralization or similar provisions, (y) a concentration of properties with brief or financially troubled operating histories or (z) a concentration of properties within a state (or region of a state) and (iii) a discussion of the basis risk associated with a Class of Certificates.]



                          DESCRIPTION OF THE TRUST FUND

The Mortgage Pool*

     The Mortgage Pool will consist of Mortgage Loans evidenced by mortgage notes with aggregate unpaid principal balances outstanding as of the first day of the month of the creation of the Trust (the "Cut-off Date"), after deducting payments of principal due on such date, of approximately $ . This amount is subject to a permitted variance of up to %. The average outstanding principal balance of the Mortgage Loans as of the Cut-off Date will be $[ ]. [The Mortgage Pool will consist of -year, [fixed-rate], fully-amortizing, [level-payment] Mortgage Loans, as more fully described in the Prospectus.]

     The weighted average interest rate (individually, a "Mortgage Rate") of the
Mortgage Loans as of the Cut-off Date will be at least     % but no more than
     %. All Mortgage Loans will have Mortgage Rates of at least     % but no
Cut-off Date, will be at least      years but no more than     years. All
Mortgage Loans will have original maturities of at least but no more than years. None of the Mortgage Loans will have been originated prior to or after
      , 19  . None of the Mortgage Loans will have a scheduled maturity later
than      .

     The Mortgage Loans will have the following characteristics as of the Cut-off Date (expressed as a percentage of the outstanding aggregate principal balances of the Mortgage Loans having such characteristics relative to the outstanding aggregate principal balances of all Mortgage Loans):

- --------

* If the Series of Certificates offered pursuant to this Version C Prospectus Supplement evidences interests in Contracts, the disclosure to be set forth will be substantially similar to the disclosure set forth in Version E under "Description of the Contract Pool."

     No more than    % of the Mortgage Loans will have been originated before
     , and no more than    % of the Mortgage Loans will have been originated
before       . See "Certain Federal Income Tax Consequences--Mortgage Pools,"
"--Taxation of Owners of Trust Fractional Certificates," and "--Market Discount and Premium" in the Prospectus for information regarding such Mortgage Loans.

     At least    % of the Mortgage Loans will be Mortgage Loans each having
outstanding principal balances of less than $     .

     No more than    % of the Mortgage Loans will be Mortgage Loans each having
outstanding principal balances of more than $      .

     No more than     % of the Mortgage Loans will have had loan-to-value ratios at origination in excess of [80]%, and no Mortgage Loan will have had a loan-to-value ratio at origination in excess of 95%.

     [All of the Mortgage Loans with loan-to-value ratios at origination in excess of 80% will be covered by a policy of primary mortgage insurance until the outstanding principal balance is reduced to 75% of the Original Value. ]

     At least         % of the Mortgage Loans will be secured by mortgages on
one-family dwellings.

     No more than    % of the Mortgage Loans will be secured by Mortgages on
condominiums.

     No more than    %, by aggregate principal balance, of the Mortgage Loans
will be Mortgage Loans for which Buy-Down Funds have been provided, and no more
than      % of the principal balance of any such Mortgage Loan will be represented by Buy-Down Funds.

     No more than     %, by aggregate principal balance, of the Mortgage Loans
will be GPM Loans.

     At least    % of the Mortgage Loans will be secured by a Mortgage on an owner-occupied Mortgaged Property. Such determination will have been made on the basis of a representation by the Mortgagor at the time of origination of the Mortgage Loan that such Mortgagor then intended to occupy the underlying property or, in the absence of such a representation, on the basis of various factors indicating that the underlying property is owner-occupied.

     No more than [ ]% of the Mortgage Loans will be secured by Mortgages on properties located in any one zip code.

     The Mortgage Loans will be secured by Mortgages on properties located in
the states of       .

[With respect to ARM Loans, specify the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of such ARM Loans.]

[With respect to Mortgage Loans which are secured by Multifamily Properties, specify (i) whether such loans provide for interest only periods and whether the principal amounts of such loans are amortized on the basis of a period of time that extends beyond the related maturity dates thereof and (ii) any materially different underwriting standards for such loans.]

     Specific information with respect to the Mortgage Loans will be available to purchasers of the Certificates offered hereby at or before the time of issuance of such Certificates. Such specific information will include the precise amount of the aggregate principal balances of the Mortgage Loans outstanding as of the Cut-off Date, and will also set forth tables reflecting
the following information regarding the Mortgage Loans:    years of origination,
types of dwellings on the underlying properties, the sizes of Mortgage Loans and distribution of Mortgage Loans by Mortgage Rate, and will be set forth in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission by the Depositor within 15 days after the issuance of the Certificates.

Certificate Account

     There will be deposited in an account (the "Certificate Account") to be established with the Trustee all distributions on or with respect to the Mortgage Loans comprising the Mortgage Pool, together with reinvestment income thereon. [Until such time as the Subordinated Amount is reduced to zero, f] [F]unds on deposit in the Certificate Account will be available to make distributions in reduction of Stated Principal Balance and distributions of interest on the Certificates on each Distribution Date, as more fully set forth herein. [Any funds remaining in the Certificate Account on each Distribution Date after making required distributions to holders of the Class A Certificates on such Distribution Date will be distributed to the holders of the Class B Certificates.] [Any amounts remaining in the Certificate Account on each Distribution Date after making required distributions on the Class B Certificates on such Distribution Date will be distributed to the holders of the Residual Certificates.]

[Buy-Down Fund

     The Depositor will deliver cash, a letter of credit or a guaranteed investment contract to the Trustee to fund the Buy-Down Fund for the [Class A] Certificates. [The Senior Interest in] Buy-Down Mortgage Loans not valued solely on the basis of the scheduled monthly payments required of the Mortgagor will be valued by taking into account funds available from the Buy-Down Fund and reinvestment income thereon at the same Assumed Reinvestment Rate as that of the Certificate Account.

     The Trustee may withdraw excess funds from the Buy-Down Fund on any Distribution Date. Any amounts so withdrawn shall be distributed [first, to restore the amount in the Reserve Fund to the Required Reserve, and then to the holders of the Class B Certificates to the extent of any deficiency in scheduled distributions on such Class B Certificates on such Distribution Date. Any amounts remaining will be distributed] to the holders of the Residual Certificates.]

[GPM Fund

     To the extent that [the Senior Interest in] a Mortgage Loan providing for payments during a portion of its term that are less than the actual amounts of principal and interest payable thereon (a "GPM Loan") is valued on the basis of its maximum principal balance, rather than on the basis of scheduled payments by the Mortgagor, the Depositor will deliver cash, a letter of credit or a guaranteed investment contract to fund the GPM Fund for the [Class A] Certificates. The Assumed Reinvestment Rate for the GPM Fund is the same as that of the Certificate Account.

     The Trustee may withdraw excess funds from the GPM Fund on any Distribution Date. Any amounts so withdrawn shall be distributed [first, to restore the amount in the Reserve Fund to the Required Reserve, and then to the holders of the Class B Certificates to the extent of any deficiency in scheduled distributions on such Class B Certificates on such Distribution Date. Any amounts remaining will be distributed] to the holders of the Residual Certificates.]

[Reinvestment Agreement

     All amounts on deposit in the Certificate Account [, the Buy-Down Fund and
the GPM Fund] will be reinvested with        by the Trustee pursuant to a
guaranteed investment contract (the "Reinvestment Agreement") at a rate of    %
per annum.]

[Letter of Credit

     The maximum liability of [ ] under the Letter of Credit, net of unreimbursed payments thereunder, for the Certificates will be no more than
    % of the aggregate principal balance of the Mortgage Loans on the Cut-off Date. The duration of coverage and the amount and frequency of any reduction in coverage will be in compliance with the requirements established by the Rating Agency rating the Certificates in order to obtain a rating in one of the two highest ratings categories of the Rating Agency. The precise amount of coverage under the Letter of Credit and the duration and frequency of reduction of such coverage will be set forth in the Current Report on Form 8-K referred to above. See "Description of the Certificates--Credit Support--The Letter of Credit" in the Prospectus.]

[The Pool Insurance Policy

     Subject to the limitations described under "Description of Insurance--Pool Insurance Policy" in the Prospectus, the Pool Insurance Policy will cover losses by reason of default on the Mortgage Loans that are not covered as to their entire outstanding principal balances by primary mortgage insurance, in an
amount equal to    % of the aggregate principal balance of such Mortgage Loans on the Cut-off Date.

     The Pool Insurance Policy will be issued by     , a         corporation
(the "Pool Insurer"), which is engaged principally in the business of insuring mortgage loans on residential properties against default in payment by the
Mortgagor. At            , 19   , the Pool Insurer had insurance in force in the
form of primary policies covering approximately $    billion of residential
mortgages. At such date, the Pool Insurer had total assets of approximately
$     million, capital and surplus aggregating $     million and statutory
contingency reserves of $    million, resulting in total policyholders' reserves
of $     million. The claims-paying ability of the Pool Insurer is currently
rated by        . In accordance with standard rating agency practice,      may,
at any time, revise or withdraw such rating.

     The information set forth above has been provided by the Pool Insurer. The Depositor makes no representation as to the accuracy or completeness of such information.]

[The Special Hazard Insurance Policy

     The Special Hazard Insurance Policy will cover certain risks not otherwise insured against under hazard insurance policies, subject to the limitations
described in the Prospectus, and will be issued by          , corporation (the
"Special Hazard Insurer"). Claims under such policy will be limited to    % of
the aggregate principal balance of the Mortgage Loans or twice the principal balance of the Mortgage Loan with the highest outstanding principal balance at the Cut-off Date,
whichever is greater. At           , 19   , the Special Hazard Insurer had total
assets of approximately $    million and total policyholders' surplus of $     .
The claims-paying ability of the Special Hazard Insurer is presently rated
          by        . In accordance with standard rating agency practice,
may, at any time, revise or withdraw such rating.

     The information set forth above has been provided by the Special Hazard Insurer. The Depositor makes no representation as to the accuracy or completeness of such information.]

[Mortgagor Bankruptcy Bond

     The Depositor will obtain a bond or similar form of insurance coverage (the "Mortgagor Bankruptcy Bond") for proceedings with respect to Mortgagors under the federal Bankruptcy Code. The Mortgagor Bankruptcy Bond will cover certain
losses resulting from a reduction by a       bankruptcy court of scheduled
payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The initial amount of coverage provided by the Mortgagor Bankruptcy Bond
will be $      plus the greater of (i)    % of the aggregate principal balances
of the Mortgage Loans secured by second residences and investor-owned residences or (ii) times the largest principal balance of any such Mortgage Loan. The coverage provided by the Mortgagor Bankruptcy Bond will be reduced by payments thereunder.

     The Mortgagor Bankruptcy Bond will be issued by        , a
corporation. At     , 19   , had admitted assets of approximately $       and
total policyholders' surplus  of approximately $       .

     The information set forth above concerning        has been provided by it.
The Depositor makes no representation as to the accuracy or completeness of such information.]


                    DESCRIPTION OF THE [CLASS A] CERTIFICATES

General

     The Certificates will be issued pursuant to the Standard Terms and Provisions of Pooling and Servicing (the "Standard Terms") as amended and supplemented by a Reference Agreement to be dated as of the Cut-off Date (the "Reference Agreement" and, together with the Standard Terms, the "Pooling and
Servicing Agreement") among the Depositor,          , as master servicer (the
"Master Servicer"), and            , as trustee (the "Trustee"), a form of which
has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. Reference is made to the accompanying Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. Each of the [Class A] Certificates at the time of issuance will qualify as a "mortgage related security" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

     Distribution of principal and interest as set forth above will be made by the Trustee by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained with the Trustee or, if eligible for wire transfer as provided in the Pooling and Servicing Agreement, by wire transfer to the account of such Certificateholder; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to Certificateholders of such final distribution.

     The [Class A] Certificates will be transferable and exchangeable on a Certificate Register to be maintained by the Trustee at the office or agency of the Master Servicer maintained for that purpose in New York, New York. [Class A] Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of [Class A] Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency of the
Master Servicer is currently located at           . The Corporate Trust Office
of the Trustee is currently located at            .

[Distributions Generally]

     [On each Distribution Date, the Trustee will distribute to the Class A Certificateholders, in the manner set forth below, an amount (the "Required Distribution") equal to the sum of:

          (i) the aggregate fractional undivided interest evidenced by all Class A Certificates (the "Senior Interest") in: (a) until such time as the Subordinated Amount is reduced to zero, all scheduled payments of principal and interest (including any advances thereof), net of servicing fees and other compensation payable to the Servicers and the Master Servicer, which payments became due on the due date to which such Distribution Date relates (the "Due Date"), whether or not such payments are actually received; and
     (b) after the Subordinated Amount is reduced to zero, all payments of principal and interest, net of servicing fees and other compensation payable to the Servicers and the Master Servicer, but not previously received, since the time the Subordinated Amount was reduced to zero, but only to the extent such payments are actually received or advanced prior to the Determination Date;

          (ii) the Senior Interest in all principal prepayments received during the month prior to the month of distribution and, interest to the last day of the month in which such principal prepayments occur, net of servicing fees and other compensation payable to the Servicers and the Master Servicer; and

          (iii) the Senior Interest in the sum of (a) the outstanding principal balance of each Mortgage Loan or property acquired in respect thereof that was repurchased pursuant to the Pooling and Servicing Agreement or liquidated or foreclosed during the monthly period ending on the day prior to the Due Date to which such distribution relates, calculated as of the date of each such Mortgage Loan as repurchased, liquidated or foreclosed, and (b) accrued but unpaid interest on such principal balance, net of servicing fees and other compensation payable to the Servicers and the Master Servicer, to the first day of the month following the month of such repurchase, liquidation or foreclosure.

     The Required Distribution will be distributed to the Class A
Certificateholders, in the manner set forth below, to the extent that there are sufficient eligible funds available for distribution to such Class A Certificateholders on a Distribution Date. Funds eligible for such purpose with respect to each Distribution Date shall be as set forth in the Prospectus under "Payments on Mortgage Loans."

     If the funds in the Certificate Account eligible for distribution to the Class A Certificateholders (including all funds required to be deposited therein from the Reserve Funds and any Advances by the Servicers or the Master Servicer) are not sufficient to make the Required Distribution on any Distribution Date, the Trustee shall distribute on such Distribution Date to the Class A Certificateholders the amount of funds eligible for distribution to such Class A Certificateholders, in the manner set forth below. If, on any Distribution Date, prior to the time the Subordinated Amount has been reduced to zero, the Class A Certificateholders do not receive the Required Distribution, the holders of the Class B Certificates will not receive any distributions on such Distribution Date. Any amounts in the Certificate Account after the Required Distribution is made to the Class A Certificateholders will be distributed [first, to restore the amount in the Reserve Fund to the Required Reserve, and then to the holders of the Class B Certificates to the extent of any deficiency in the scheduled distribution to such Certificateholders. Any excess will then be distributed to the holders of the Residual Certificates, as set forth more fully below]. Holders of the Class B Certificates [or the Residual Certificates] will not be required to refund any amounts that have previously been properly distributed to them directly from the Certificate Account, regardless of whether there are sufficient funds on such Distribution Date to make a full distribution to the Class A Certificateholders. The subordination of distributions allocable to holders of the Class B Certificates is limited to the Subordinated Amount, which will decrease over time as more fully set forth herein and in the Pooling and Servicing Agreement, and such subordination applies on any Distribution Date only to then current distributions allocable to the Class B Certificateholders.

Distributions of Interest

     The Certificates of each Class will bear interest at the Interest Rates specified on the cover page hereof. Interest on the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates will be distributable
[monthly] on each Distribution Date, commencing       , 19 . [Interest
distributable on the Fixed Rate Certificates on each Distribution Date will accrue from the [first day of the month preceding the month in which
the] prior Distribution Date occurred (or from       , 19   (the "Accrual Date")
in the case of the first Distribution Date) through the [last] day [of the month] preceding the then current Distribution Date. [Interest will accrue on the Variable Rate Certificates from the preceding Distribution Date (or from
       , 19  , in the case of the first Distribution Date) through the    th day
of the month preceding each Distribution Date. Interest will accrue on the Fixed
Rate Certificates from the    th day of the month [preceding the month] in which
the prior Distribution Date occurs (or from          , 19   , in the case of the
first Distribution Date) through the   th day of the month [preceding the month]
in which the current Distribution Date occurs.] Distributions of interest on the Class A-4 Certificates will commence after distributions in reduction of Stated Principal Balance of the Class A-3 Certificates have reduced the Stated Principal Balance of such Class to zero. Prior to that time, interest will accrue on the Class A-4 Certificates and the amount so accrued will be added to the Stated Principal Balance thereof on each Distribution Date. [Interest accrued on the [Sub] [C]lass of [Class A] Certificates currently receiving distributions in reduction of Stated Principal Balance (and on the Class A-4 Certificates) during any period described above will be calculated on the assumption that such distributions are made (and accrued interest added to the Stated Principal Balance of the Class A-4 Certificates) on the [[first] day of the month preceding] the next Distribution Date, and not on the Distribution Date when actually made or added.

     [Interest will accrue on the Class A-1 and Class A-2 Certificates through
         , 19   at the rates of    % and    %, respectively. Commencing        ,
19   , interest will accrue on the Variable Rate Certificates at rates determined as set forth below. For each interest accrual period other than the first interest accrual period

     --Interest will accrue on the Class A-1 Certificates at a per annum rate of
   % above LIBOR, subject to a maximum interest rate of    %.

     --Interest will accrue on the Class A-2 Certificates at a per annum rate
equal to    %-- (    x LIBOR), subject to a minimum interest rate of    %.

         The rate at which interest will accrue on the Class A-2 Certificates will thus vary inversely with changes in LIBOR. Interest will accrue on the
Class A-2 Certificates at the minimum rate of    % whenever LIBOR is    % or
above, and the maximum rate at which interest will accrue on the Class A-2
Certificates will be    % per annum, which would be the rate in effect if LIBOR
were determined to be    %.

         The following table illustrates the relationship between LIBOR rates and the rate at which interest will accrue on the Class A-1 and Class A-2 Certificates.

          LIBOR            Class A-1         Class A-2
            %                   %                %
            %                   %                %
            %                   %                %

     The [Trustee] will determine LIBOR for a given interest accrual period on the second business day prior to the Distribution Date on which such interest accrual period commences (an "Interest Rate Determination Date"). For this purpose, a "business day" is any day on which banks in London and New York City are open for the transaction of international business. Promptly after each Interest Rate Determination Date, the Trustee will cause the Interest Rates, the Stated Principal Balances of the Variable Rate Certificates for the interest accrual period following such Determination Date, and the amounts of interest payable on the Distribution Date following such interest accrual period in respect of each $1,000 of such Stated Principal Balance, to be published in an English language newspaper of general circulation published each business day in New York City. The Stated Principal Balances and the Interest Rates on the Variable Rate Certificates applicable to the then current and the immediately preceding interest accrual periods may be obtained by telephoning the Trustee at
its Corporate Trust Office at                      .

     The determination of the rates at which interest will accrue on the
Variable Rate Certificates after        , 19   will be made in accordance with
the following provisions:

          (i) On each Interest Rate Determination Date, the Trustee will determine LIBOR on the basis of quotations [provided by [four] Reference Banks as of 11:00 A.M. (London time) as such quotations appear on the Reuters Screen LIBOR Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for SWAPS, 1986 edition).] LIBOR as determined by the Trustee is the arithmetic mean of such quotations (rounded upward, if necessary, to the nearest
     multiple of         of 1%).

          (ii) If, on any Interest Rate Determination Date, at least two but fewer than all of the Reference Banks provide quotations, LIBOR will be determined in accordance with (i) above on the basis of the offered quotations of those Reference Banks providing such quotations.

          (iii) If, on any Interest Rate Determination Date, only one or none of the Reference Banks provides such offered quotations, LIBOR will be the higher of:

               (a) LIBOR as determined on the previous Interest Rate Determination Date; and

               (b) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum (rounded upward as aforesaid) that the Trustee determines to be either (x) the arithmetic mean of the offered quotations that leading banks in New York City selected by the Trustee (after consultation with the Depositor) are quoting on the relevant Interest Rate Determination Date for [ ] month United States dollar deposits to the principal London office of each of the
                                                            Reference Banks
          or those of them (being at least two in number) to which such offered quotations are, in the opinion of the Trustee, being so made or (y) in the event that the Trustee can determine no such arithmetic mean, the arithmetic mean of the offered quotations that leading banks in New York City selected by the Trustee (after consultation with the Depositor) are quoting on such Interest Rate Determination Date to leading European banks for [ ] month United States dollar deposits; provided, however, that if the banks selected as aforesaid by the Trustee are not quoting as mentioned above, LIBOR for the next accrual period will be LIBOR as specified in (a) above.

     The rate at which interest will accrue on the Class A-1 Certificates will in no event exceed % per annum, and the rate at which interest will accrue on
the Class A-2 Certificates will in no event be less than     % per annum.

     Each Reference Bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Depositor and shall have an established place of business in London.

     [The distribution of interest on the [Class A] Certificates (and the addition of accrued interest to the Stated Principal Balance of the Class A-4 Certificates prior to the reduction of the Stated Principal Balance of the Class A-3 Certificates to zero) [30] days after the date to which interest accrues thereon and the calculation of accrued interest on the Certificates based on the assumption that distributions in reduction of Stated Principal Balance of the [Class A] Certificates are made [one month] prior to the actual Distribution Date will reduce the effective yield to holders of the [Class A] Certificates from that which would otherwise be the case if interest distributable on the [Class A] Certificates (or added to the Stated Principal Balance of the Class A-4 Certificates) on a Distribution Date were to accrue to such Distribution Date.]

     [The effective yield to the Class A-3 and Class A-4 Certificateholders will be less than the yield that would otherwise be produced if interest distributable on the Certificates (or to be added to the Stated Principal Balance of the Class A-4 Certificates) on a Distribution Date were to accrue to such Distribution Date because (i) on the first Distribution Date, [ ] months' interest is distributable on the Certificates (or to be added to the Stated Principal Balance of the Class A-4 Certificates) even though [ ] months will have elapsed from the date on which interest begins to accrue on the Certificates and (ii) on each succeeding Distribution Date, the interest distributable on the Certificates (or to be added to the Stated Principal Balance of the Class A-4 Certificates) is the interest accrued during the period described above even though this accrual period ends [30] days prior to such Distribution Date. In addition, during the first month of each interest accrual period (other than the first such period) for the Class of Certificates on which distributions in reduction of Stated Principal Balance are being distributed, interest accrues on a principal balance that is less than the Stated Principal Balance of such Class of Certificates, because interest due on such Class on a Distribution Date is calculated on the Stated Principal Balance of such Class since the preceding Distribution Date.]

Distributions in Reduction of Stated Principal Balance

     Distributions in reduction of Stated Principal Balance on the [Class A] Certificates will be made on each Distribution Date on which distributions are due in an aggregate amount equal to the sum of the Accrual Distribution Amount and the [Class A] Stated Principal Distribution Amount. For purposes of determining the [Class A] Stated Principal Distribution Amount, the Asset Value of the Mortgage Loans comprising the Mortgage Pool will be reduced by taking into account [the Senior Interest in] all distributions of principal thereof (including prepayments) received or due to be received by the Trustee during the Due Period prior to such Distribution Date.

     Distributions in reduction of Stated Principal Balance on the [Class A] Certificates will be made first to the Class A-1 Certificates until the Stated Principal Balance of the Class A-1 Certificates has been reduced to zero; next to the Class A-2 Certificates until the Stated Principal Balance of the Class A-2 Certificates has been reduced to zero; next to the Class A-3 Certificates until the Stated Principal Balance of the Class A-3 Certificates has been reduced to zero; and then to the Class A-4 Certificates. Distributions in reduction of Stated Principal Balance on [Certificates of a particular Class] [Class A Certificates of a particular Subclass] will be made to the holder of the Certificates of such [Class] [Subclass] either pro rata in the proportion which the Stated Principal Balance of each Certificate of such [class] [subclass] bears to the aggregate Stated Principal Balance of all the Certificates of such [Class] [Subclass] or by random lot. Except as provided herein, the Final Scheduled Distribution Date of each [Class] [Subclass] of [Class A] Certificates has been determined based upon [the Senior Interest in] scheduled payments of principal and interest on the Mortgage Loans comprising the Mortgage Pool assuming no prepayments[, reinvestment income at the Assumed
Reinvestment Rate, and application of    % of the Excess Cash Flow, as defined
herein, to the payment of Certificates.] The rate of prepayments on the Mortgage Loans will depend on the prevailing level of interest rates and other economic factors, and no assurance can be given as to the actual prepayment rate of any Mortgage Loan.

     The aggregate Asset Value of the Mortgage Loans comprising the Mortgage Pool as of the Cut-off Date will be equal to at least 100% of the aggregate Stated Principal Balance of the [Class A] Certificates as of the Cut-off Date.

     The Asset Value of the Mortgage Loans comprising the Mortgage Pool will be equal to the lesser of (a) the then present value of the [Senior Interest in the] stream of remaining regularly scheduled monthly payments of principal and interest on such Mortgage Loans [(after taking into account the applicable portion of the Reserve Fund and the Buy-Down Fund)] together with Reinvestment Income thereon from the assumed date of receipt of such payments to the next succeeding Distribution Date at the Assumed Reinvestment Rate, discounted at the
rate of    % per annum with the same frequency as distributions are made on the
Certificates and (b) the product of the Asset Value Cap calculated from time to time in the manner provided in the Pooling and Servicing Agreement and the then outstanding principal balance of such Mortgage Loan.

     [    % of the Excess Cash Flow will be applied to the distributions on
[Class A] Certificates on each Distribution Date until such time that, even in the event of excessive prepayments of the Mortgage Loans, sufficient funds will be available to make distributions of interest on the [Class A] Certificates on each succeeding Distribution Date. Thereafter, it will no longer be necessary to provide for the possibility of a Special Distribution on the [Class A] Certificates in respect of prepayments on such Mortgage Loans.]

     On each Distribution Date, the distributions in reduction of Stated Principal Balance on the [Class A] Certificates will be equal to the sum of the Accrual Distribution Amount and the [Class A] Stated Principal Distribution Amount. The [Class A] Stated Principal Distribution Amount will be the amount by which (i) the Stated Principal Balance of the [Class A] Certificates (before taking into account the amount of interest accrued on the Class A-4 Certificates to be added to the Stated Principal Balance thereof on the Distribution Date), exceeds (ii) the aggregate Asset Value of the Mortgage Loans comprising the Mortgage Pool as of such Distribution Date.

     [In addition,    % of the Excess Cash Flow from the Mortgage Loans
comprising the Mortgage Pool will be applied to the distributions of the [Class
A] Certificates on each Distribution Date until         ]. Excess Cash Flow as
of each

Distribution Date will be the amount, if any, by which (i) the [Senior Interest in the] cash flow received from the Mortgage Loans and deposited in the Certificate Account for the Certificates [and any amounts deposited in such Certificate Account from any related Buy-Down Fund and GPM Fund on the date of issuance of the Certificates], plus any Reinvestment Income thereon, [together with any amounts otherwise distributable to the Class B Certificateholders or in the Reserve Fund that are required to be distributed to holders of the Class A Certificates] exceeds (ii) the sum of (a) the [Class A] Stated Principal Distribution Amount on such Distribution Date and (b) all interest accrued, whether or not then payable, on the Stated Principal Balance of the [Class A] Certificates since the preceding Distribution Date, and (c) any Special Distributions in reduction of Stated Principal Balance made since the preceding Distribution Date (or since the date of issuance of the Certificates in the case of the first Distribution Date). [On any Distribution Date, Excess Cash Flow not so applied will be [distributed first to restore the amount in the Reserve Fund to the Required Reserve, and then] to the holders of the Class B Certificates to the extent of any current deficiency in scheduled distributions to such Certificateholders on such Distribution Date.] [Any remaining Excess Cash Flow will then be distributed to holders of the Residual Certificates. Any Excess Cash Flow so distributed will not be available to make subsequent distributions on the [Class A] Certificates.]

[Special Distributions

     The [Class A] Certificates may receive special distributions in reduction of Stated Principal Balance ("Special Distributions") as a consequence of principal prepayments on the Mortgage Loans comprising the Mortgage Pool and/or low yields then available for reinvestment. The Trustee will be required each month to determine, based on assumptions specified in the Pooling and Servicing Agreement, the amount that will be available in the Certificate Account for the distribution of interest that will have accrued on such [Class A] Certificates (the "Available Interest Amount") through the earlier of the last day of the month of determination or the last day of the [second] month preceding the next Distribution Date (the earlier of such dates being referred to as the "Available Interest Accrual Date"). If the Available Interest Amount as so determined is less than the amount of interest that will have accrued on such [Class A] Certificates to the Available Interest Accrual Date, there will be distributed, on the first day of the month succeeding the month of determination (the "Special Distribution Date"), the portion of the Stated Principal Balance of the [Class A] Certificates that will cause the Available Interest Amount to equal the amount of interest that will have accrued to the Available Interest Accrual Date on the Certificates to be outstanding immediately after such distribution. The amount of the Special Distribution on the Certificates distributed on any Special Distribution Date will not exceed the amount of distributions in reduction of Stated Principal Balance on such Certificates that would otherwise be required to be made on the next Distribution Date.

     The Trustee will notify each registered holder of [Class A] Certificates to receive a Special Distribution by letter mailed at least five days prior to the date set for such Special Distribution.]

[Optional Termination

     On any Distribution Date on or after the [later] of         or the date on
which the Stated Principal Balance of the [Class A-3] Certificates has been reduced to zero, the Depositor will have the right to repurchase, in whole, but not in part, the Mortgage Loans comprising the Mortgage Pool. Additionally, on any Distribution Date on which the aggregate principal amount of the Mortgage Loans comprising the Mortgage Pool is less than [10]% of the aggregate principal amount of such Mortgage Loans as of the Cut-off Date, the Depositor will have the right to repurchase, in whole, but not in part, such Mortgage Loans. Any such repurchase will be made at a purchase price equal to [the outstanding principal balance of such Mortgage Loans, together with accrual and unpaid interest thereon, net of servicing fees and other compensation, to the last day of the month of such repurchase, plus the appraised value of any property acquired in respect thereof]. Any such termination will be effected in compliance with the requirements of Section 860F(a)(iv) of the Code so as to constitute a "qualifying liquidation" thereunder. The proceeds of any such repurchase will be treated as a distribution on the Mortgage Loans for purposes of distributions to the Certificateholders. In no event will the Trust continue beyond the expiration of 21 years from the death of the last survivor of the persons named in the Pooling and Servicing Agreement.]

Trustee

    The Trustee for the Certificates will be           , a bank organized and
existing under the laws of the       with its principal office located at
               ,                              .

The Master Servicer

     The Master Servicer is a        corporation that commenced operation in
      ,    . The Master Servicer may be an affiliate of the Depositor. The
Master Servicer is a FNMA/FHLMC approved seller-servicer based in       . As of
           , the Master Servicer serviced, for other investors and for its own
account, approximately        mortgage loans with an aggregate principal balance
in excess of $      . The Master Servicer originated approximately $      in
mortgage loans in 19   . The Master Servicer's consolidated stockholder's equity
as of was approximately $        .

     The information set forth above has been provided by the Master Servicer. The Depositor makes no representation as to the accuracy or completeness of such information.

     The Master Servicer shall obtain and maintain in effect a bond, corporate guaranty or similar form of insurance coverage (the "Performance Bond"), insuring against loss occasioned by the errors and omissions of the Master Servicer's officers, employees and any other person acting on behalf of the Master Servicer in its capacity as Master Servicer and guaranteeing the performance, among other things, of the obligations of the Master Servicer to purchase certain Mortgage Loans and to make advances, as described in the Prospectus under "Description of the Certificates--Assignment of Mortgage Loans" and "--Advances", in an amount acceptable to the Rating Agency.

Servicing Compensation and Payment of Expenses

     The servicing compensation payable to the Master Servicer will be equal to % of the outstanding principal balance of each Mortgage Loan in the Mortgage
Pool less [(a)] any servicing compensation to the servicer of each such Mortgage Loan (the "Servicer") (including such compensation paid to the Master Servicer as the direct Servicer of a Mortgage Loan for which there is no Servicer) under the terms of an agreement with the Master Servicer pursuant to which the Servicer services such Mortgage Loan (a "Servicing Agreement") [.] [, and (b) the amount payable to the Depositor, as described below.] [Pursuant to the Pooling and Servicing Agreement, on each Distribution Date, the Master Servicer will remit to the Depositor in respect of each interest payment on a Mortgage
Loan an amount equal to one-twelfth of    % of the outstanding principal balance
of such Mortgage Loan before giving effect to any payments due on the preceding Due Date.] The Master Servicer will be permitted to withdraw from the Certificate Account, in respect of each interest payment on a Mortgage Loan, an
amount equal to one-twelfth of    % of the outstanding principal balance of such
Mortgage Loan, before giving effect to any payments due on the preceding Due Date. ]Servicing compensation to the Servicers of the Mortgage Loans shall be payable by withdrawal from the related Servicing Account (as defined in the Prospectus) prior to deposit in the Certificate Account. In addition, each Servicer (with respect to the Mortgage Loans serviced by it) and the Master Servicer will be entitled to servicing compensation out of insurance proceeds or liquidation proceeds. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the Servicers and the Master Servicer to the extent not required to be deposited in the Certificate Account. The Servicers and the Master Servicer will pay all expenses incurred in connection with its responsibilities under the Servicing Agreements and the Pooling and Servicing Agreement (subject to limited reimbursement as described in the Prospectus), including, without limitation, the various items of expense enumerated in the Prospectus.


                       YIELD AND PREPAYMENT CONSIDERATIONS

Yield Considerations

[to be added, as applicable]

Prepayment Considerations

     Principal payments on mortgage loans may be in the form of scheduled amortization payments or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidation due to default or other dispositions of the loans). Prepayments on the Mortgage Loans comprising the Mortgage Pool will be passed through to the Trustee, as the assignee of the Mortgage Loans, and such prepayments will be [available to be] applied to distributions in reduction of the Stated Principal Balance on the [Class A] Certificates [, as more fully set forth herein].

     The rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which homeowners sell their homes or default on their mortgages. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans comprising the Mortgage Pool, the Certificates are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans comprising the Mortgage Pool. In addition, as homeowners move or default on their mortgages, their houses are generally sold and the mortgages prepaid. As the rate of distributions in reduction of Stated Principal Balance of each [Subc] [C]lass of [Class A] Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans comprising the Mortgage Pool, the actual final distribution made on any [Subc] [C]lass of [Class A] Certificates is likely to occur earlier than its Final Scheduled Distribution Date.

Weighted Average Lives of the Certificates

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of the last dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations. The weighted average life of a [Class A] Certificate is determined by (i) multiplying the amount of each distribution in reduction of Stated Principal Balance by the number of years from the date of issuance of the [Class A] Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the total distributions in reduction of Stated Principal Balance made on the Class A Certificate [, including, in the case of a Class A-4 Certificate, any interest accrued and added to the Stated Principal Balance of such Certificate].

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the standard prepayment assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA" assumes prepayment rates equal to 0% of SPA (no prepayments). Correspondingly, "250% SPA" assumes prepayment rates equal to 250% of SPA, and so forth. SPA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

     The assumed final Distribution Date with respect to the Certificates is [ ], which is the Distribution Date immediately following the latest scheduled maturity date for any Mortgage Loan. The actual final Distribution Date with respect to the Certificates will likely occur significantly earlier than, and could occur later than, its assumed final Distribution Date.

     The following tables have been prepared on the basis of the following assumed characteristics of the Mortgage Loans: [insert assumptions]

     The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the following tables, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant level of SPA until maturity or that all of the Mortgage Loans will prepay at the same level of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of SPA specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentage of initial Certificate Principal Balance of each Class of Certificates outstanding over time and the weighted average life of each such Class of Certificates.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each such Class of Certificates, and sets forth the percentages of the initial Certificate Principal Balance [or Notional Amount, as applicable,] of each such Class of Certificates that would be outstanding after each of the dates shown at various percentages of SPA.

                               [insert DEC tables]

     The Depositor makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables set forth above. Each prospective investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase the Class A Certificates.


                               CERTIFICATE RATING

     It is a condition to the issuance of the [Class A] Certificates that they be rated in one of the two highest categories of the Rating Agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments or the possibility that Certificateholders might suffer a lower than anticipated yield. A security rating also does not represent any assessment of the yield to maturity that investors may experience.

                    [CERTAIN FEDERAL INCOME TAX CONSEQUENCES]
                   [tax discussion to be added, as applicable]


                        [LEGAL INVESTMENT CONSIDERATIONS]

            [legal investment discussion to be added, as applicable]


                             [ERISA CONSIDERATIONS]*

- --------
* If the Series of Certificates offered pursuant to this Version C Prospectus Supplement evidences interests in Contracts, the disclosure to be set forth will be substantially similar to the disclosure set forth in Version E under "ERISA Considerations."

     [Describe whether any exemption from "plan asset" treatment is available with respect to the Series.]

     [State whether the Series is an Exempt or Nonexempt Series (see "ERISA Considerations-Prohibited Transaction Class Exemption" in the Prospectus).]


                                  UNDERWRITING

     The Depositor has entered into an Underwriting Agreement with [several Underwriters for whom] CS First Boston Corporation, an affiliate of the Depositor[, is acting as Representative]. The Underwriter[s] [named below] [has] [have severally] agreed to purchase the [entire] [following respective] Stated Principal Balance of each [Subc] [C]lass of the [Class A] Certificates:


[Underwriters                                   Class A-1      Class A-2       Class A-3      Class A-4
                                                ---------      ---------       ---------      ---------

CS First Boston Corporation.................    $              $               $              $
                                                ---------      ---------       --------       --------
                                                $              $               $              $
                                                =========      =========       ========       ========

     The Underwriting Agreement provides that the obligations of the Underwriter[s] [is] [are] subject to certain conditions precedent, and that the Underwriter[s] will be obligated to purchase all of the Certificates if any are purchased.

     The Depositor has been advised [by the Representative] that the Underwriter[s] propose[s] to offer each [Subc] [C]lass of the Certificates to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and [through the Representative,] to certain dealers at such prices less the following concessions and such dealers may allow the following discounts on sales to certain other dealers:

                                                              Concession            Discount
                                                             (Percent of          (Percent of
                                                          Principal Amount)        Principal
                                                          -----------------         Amount)
                                                                                  -----------
Class A-1 Certificates..............................                      %                   %
Class A-2 Certificates..............................                      %                   %
Class A-3 Certificates..............................                      %                   %
Class A-4 Certificates..............................                      %                   %

     After the initial public offering, the public offering prices and concessions and discounts to dealers may be changed by the [Representative] [Underwriter].

     The Depositor has agreed to indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

[If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the Certificates offered hereby in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.]

                                  LEGAL MATTERS

     Certain legal matters in connection with the Certificates offered hereby will be passed upon for the Depositor and for the Underwriter[s] by Sidley & Austin, New York, New York.

                                 USE OF PROCEEDS

     The Depositor will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Mortgage Loans comprising the Mortgage Pool. All of the Mortgage Loans will be acquired in privately negotiated transactions by the Depositor from one or more affiliates of the Depositor, which will have acquired such Mortgage Loans from time to time in the open market or in privately negotiated transactions.

                                 INDEX OF TERMS

                                                                   Page on which
                                                                 Term is Defined
Term                                                in the Prospectus Supplement

Accrual Date..........................................................S-17
Accrual Distribution Amount............................................S-5
[Aggregate Losses..............................................prospectus]
ARM Loans.......................................................prospectus
Asset Value.....................................................prospectus
Asset Value Cap.................................................prospectus
Assumed Reinvestment Rate..............................................S-6
Available Interest Accrual Date.......................................S-18
Available Interest Amount.............................................S-18
Business Day..........................................................S-17
Buy-Down Fund..........................................................S-7
Certificate............................................................S-1
Certificate Account...................................................S-12
Class A Certificates...................................................S-3
Class A Certiicateholder...............................................S-3
Class B Certificate.............................................prospectus
Class B Certificateholders......................................prospectus
Code...................................................................S-6
Commission.............................................................S-2
Contracts..............................................................S-7
Cut-off Date..........................................................S-11
Depositor..............................................................S-1
Determination Date..............................................prospectus
Distribution Date...............................................prospectus
Due Date..............................................................S-16
Due Period.............................................................S-5
Enhancement Act.......................................................S-10
Excess Cash Flow................................................prospectus
Exchange Act...........................................................S-2
Final Schedule Distribution Date................................prospectus
Fixed Rate Certificates................................................S-4
GPM Fund........................................................prospectus
GPM Loan..............................................................S-14
Initial Stated Interest Balance................................prospectus
Interest Accrual Period.........................................prospectus
Interest Rate..........................................................S-4
Interest Rate Determination Date......................................S-16
Letter of Credit.......................................................S-7
Letter of Credit Percentage............................................S-7
Master Servicer........................................................S-3
Mortgage Loans.........................................................S-7
[Mortgage Pool.................................................prospectus]
Mortgage Rate.........................................................S-11
Mortgagor..............................................................S-8
Mortgagor Bankruptcy Bond..............................................S-8
Multi-Class Certificates.......................................prospectus]
Original Value.................................................prospectus]
Performance Bond......................................................S-19
Pool Insurer..........................................................S-13
Pool Insurance Policy..................................................S-8
Pooling and Servicing Agreement.......................................S-14
[Prepayment Assumption.........................................prospectus]
Rating Agency..........................................................S-1
[Reference Banks...............................................prospectus]
Reference Agreement...................................................S-14
Regular Certificates..................................................S-10
Reinvestment Agreement................................................S-13
REMIC.................................................................S-10

Required Distribution.................................................S-16
Required Reserve.......................................................S-9
Reserve Fund...........................................................S-9
Reserve Interest Rate.................................................S-16
Residual Certificates.................................................S-10
Securities Act.........................................................S-3
Senior Interest.......................................................S-15
Servicer...............................................................S-9
[Servicing Account.............................................prospectus]
Servicing Agreement...................................................S-19
SPA...................................................................S-21
Special Distribution Date.............................................S-18
Special Distributions..................................................S-6
Special Hazard Insurance Policy........................................S-8
Special Hazard Insurer................................................S-14
Standard Terms........................................................S-14
[Stated Principal Balance......................................prospectus]
[Stated Principal Distribution Amount..........................prospectus]
Subordinanted Amount...................................................S-9
Trust..................................................................S-1
Trust Fund.............................................................S-1
Trustee...............................................................S-10
[Underwriter...................................................prospectus]
[Variable Rate Certificate.....................................prospectus]

- --------------------------------------------------------------------------------


     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.


                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Available Information..................................................S-2
Reports to Certificateholders..........................................S-2
Summary of Terms.......................................................S-3
Risk Factors..........................................................S-11
Description of the Trust Fund.........................................S-11
Description of the [Class A] Certificates.............................S-14
Yield and Prepayment Considerations...................................S-19
Certificate Rating....................................................S-20
Certain Federal Income Tax Consequences...............................S-21
Legal Investment Considerations.......................................S-21
ERISA Considerations..................................................S-21
Underwriting..........................................................S-21
Legal Matters.........................................................S-22
Use of Proceeds.......................................................S-22
Index of Terms........................................................S-23

                                   PROSPECTUS

Prospectus Supplement....................................................2
Additional Information...................................................2
Incorporation of Certain Information by Reference........................2
Summary of Terms.........................................................3
Risk Factors............................................................14
The Trust Fund..........................................................16
The Depositor...........................................................25
Use of Proceeds.........................................................25
Yield Considerations....................................................26
Maturity and Prepayment Considerations..................................27
Description of the Certificates.........................................29
Credit Support..........................................................54
Description of Insurance................................................58
Certain Legal Aspects of the Mortgage
   Loans and Contracts..................................................64
Certain Federal Income Tax Consequences.................................74
ERISA Considerations....................................................97
Legal Investment.......................................................101
Plan of Distribution...................................................102
Legal Matters..........................................................103
Index of Terms.........................................................104


- --------------------------------------------------------------------------------




- --------------------------------------------------------------------------------



                                  Asset Backed
                             Securities Corporation
                                    Depositor

                                $________________
                           _________ Conduit Mortgage
                           Pass-Through Certificates,
                                  Series 199 -_







                                   PROSPECTUS








                                 CS FIRST BOSTON
- -------------------------------------------------------------------------------